Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Alan M. Schnaid, the Principal Accounting Officer of Westin Realty Corp, the General Partner of Westin Hotels Limited Partnership (“WHLP”), certify that (i) the Form 10-Q for the quarter ended June 30, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WHLP.

/s/ Alan M. Schnaid
Alan M. Schnaid
Principal Accounting Officer of
Westin Realty Corp., the
General Partner of Westin
Hotels Limited Partnership
August 4, 2006